Exhibit 99.1

Investor Contact:	Company Contact:
Berkman Associates	Chuck Hunter, CEO
(310) 826-5051	(760) 448 - 9700
info@BerkmanAssociates.com	xenonics@xenonics.com
Xenonics Reports Second Quarter Net Income of $222,000
As Revenue Increased to $3.6 Million
First Half Net Income Increased to $534,000
Revenue Increased to $7.2 Million
CARLSBAD, CALIFORNIA — May 13, 2008 — XENONICS HOLDINGS, INC. (AMEX:XNN), a leader in high-intensity illumination and high-definition night vision technologies, today announced financial results for the second quarter and first six months of fiscal 2008, highlighted by sharply higher revenue and net income versus the comparable periods of fiscal 2007.
Financial Results
For the three months ended March 31, 2008 net income increased to $222,000, or $0.01 per basic and diluted share, on a 120% increase in revenue to $3,622,000. This compares to a net loss for the second quarter of fiscal 2007 of $177,000, or $0.01 per basic and diluted share, on revenue of $1,646,000.
For the first half of fiscal 2008, net income increased to $534,000, or $0.03 per basic and diluted share. This compares to a net loss for last year’s first half of $582,000, or $0.03 per basic and diluted share. Revenue increased 180% to $7,182,000 compared to $2,562,000 for the same period last year.
Gross profit for this year’s second quarter was 46% of revenue. This is not directly comparable to gross profit of 79% of revenue for the second quarter of fiscal 2007, which was positively affected by sales of NightHunter II devices from what was previously identified as excess inventory. All excess NightHunter II inventory had been shipped to customers as of June 30, 2007.
At March 31, 2008, the Company had working capital of $5,316,000 and a current ratio of 4.7-to-1, as compared to working capital of $4,527,000 and a current ratio of 4.9-to-1 at September 30, 2007. The increase in sales for the first six months of fiscal 2008 versus prior year resulted in an increase in accounts receivable by $3,187,000 and a decrease in inventories of $916,000. The majority of the receivables were collected after March 31, 2008.
Operations Review
“Our solid second quarter and first half results were primarily driven by sales of our NightHunter high-intensity illumination products to U.S. military customers, supplemented by modest but steadily growing shipments of our SuperVision high-definition night vision systems to more than 50 police departments and state and federal agencies throughout the country. Feedback from these customers confirms our belief that SuperVision’s combination of price and performance cannot be matched by any other night vision technology. Based on this consistently enthusiastic response to our revolutionary HD night vision device, we expect SuperVision to become an increasingly significant contributor to our growth,” said Chuck Hunter, Chief Executive Officer of Xenonics.
(more)
2236 Rutherford Road Suite 123 Carlsbad, CA 92008
(760) 448 9700 fax (760) 438 1184 www.xenonics.com email xenonics@xenonics.com

Xenonics Reports Second Quarter Net Income of $222,000 As Revenue Increased to $3.6 Million
May 13, 2008
Page Two
Hunter continued, “As planned, we have sold all of our inventory of our NightHunter II high-intensity illumination devices in anticipation of the launch of NightHunter 3 in the third quarter of fiscal 2008. Two years in development, and now in production by our supplier, Perkin Elmer, NightHunter 3 is half the size and weight of NightHunter II and can illuminate targets at a greater distance. NightHunter 3 is currently being tested by the U.S. Army as part of formal evaluation for the Crew Serve Weapons Light program, where initial requirements exceed 25,000 pieces with procurement scheduled to begin in fiscal 2009. Clearly, this program alone is a major growth opportunity for Xenonics, and we believe the market for NightHunter 3 extends beyond the U.S. Army into other military programs in the U.S. and internationally.”
Conference Call
Xenonics has scheduled a conference call at 11:00 a.m. EDT this morning to discuss its results for the quarter. The dial in number is (866) 700-7441 (international dial in number is (617) 213-8839), and the passcode is 86082840. A simultaneous webcast of the conference call can be accessed from the Webcast Center of the Investor Relations link at www.xenonics.com. A replay will be available after 1:00 p.m. EDT at this same Internet address. For a telephone replay, dial (888) 286-8010 (international dial in number is (617) 801-6888), passcode 60953640, after 1:00 p.m. EDT.
About Xenonics
Xenonics Holdings, Inc. (AMEX:XNN) develops and produces advanced, lightweight and compact ultra-high-intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products is used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision high-definition night vision is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.
Forward-Looking Statements
Except for the historical statements, statements in this release may constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. W hen used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements reflect management’s current views with respect to future events and financial performance and are subject to risks and uncertainties, and actual results may differ materially from the outcomes contained in any forward-looking statement. Factors that could cause these forward-looking statements to differ from actual results include delays in development, marketing or sales of new products, and other risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. Xenonics Holdings undertakes no obligation to update or revise any forward-looking statements.
(tables attached)
#453x

XENONICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three months ended		Six months ended
	March 31,		March 31,
	2008	2007	2008	2007
rounded in thousands, except per share amounts	(unaudited)		(unaudited)
Revenues	$3,622,000	$1,646,000	$7,182,000	$2,562,000

Cost of goods sold	1,944,000	339,000	3,750,000	541,000

Gross profit	1,678,000	1,307,000	3,432,000	2,021,000

Selling, general and administrative	1,270,000	1,352,000	2,586,000	2,326,000
Engineering, research and development	203,000	152,000	341,000	310,000

Income (loss) from operations	205,000	(197,000)	505,000	(615,000)

Other income/(expense):
Interest income	18,000	22,000	31,000	36,000
Interest expense	—	—	—	(1,000)

Income (loss) before provision for income taxes	223,000	(175,000)	536,000	(580,000)

Income tax provision	1,000	2,000	2,000	2,000

Net income (loss)	$222,000	$(177,000)	$534,000	$(582,000)

Net income (loss) per share:
Basic	$0.01	$(0.01)	$0.03	$(0.03)
Fully-diluted	$0.01	$(0.01)	$0.03	$(0.03)

Weighted average shares outstanding:
Basic	19,869,000	17,906,000	19,896,000	17,385,000
Fully-diluted	20,932,000	17,906,000	20,904,000	17,385,000

XENONICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2008	2007
Rounded in thousands, except par value	(unaudited)
Assets
Current Assets:
Cash	$149,000	$2,388,000
Investments	1,000,000	—
Accounts receivable, net	3,514,000	305,000
Inventories	1,719,000	2,635,000
Other current assets	353,000	365,000

Total Current Assets	6,735,000	5,693,000

Equipment, furniture, net	188,000	215,000

Total Assets	$6,923,000	$5,908,000

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$1,107,000	$892,000
Accrued expenses	162,000	123,000
Accrued payroll and related taxes	150,000	151,000

Total Current Liabilities	1,419,000	1,166,000

Shareholders’ Equity:
Preferred shares, 0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common shares, 0.001 par value, 50,000,000 shares authorized as of March 31, 2008 and September 30, 2007; 20,052,000 shares issued as of March 31, 2008 and 19,952,000 issued as of September 30, 2007; 19,939,000 shares outstanding as of March 31, 2008 and 19,839,000 outstanding as of September 30, 2007	20,000	20,000
Additional paid-in capital	23,568,000	23,341,000
Accumulated deficit	(17,778,000)	(18,313,000)

	5,810,000	5,048,000
Less treasury stock, at cost, 113,000 shares at March 31, 2008 and September 30, 2007	(306,000)	(306,000)

Total Shareholders’ Equity	5,504,000	4,742,000

Total Liabilities and Shareholders’ Equity	$6,923,000	$5,908,000